Exhibit 99.1

TRxADE HEALTH Reports 16% Revenue Growth and Year End 2022 Financial Results

Continues Nationwide Expansion of Breakthrough Digital Healthcare Services IT Platform

TAMPA, FL, March 27, 2023 — TRxADE HEALTH, INC. (NASDAQ: MEDS) (“TRxADE” or the “Company”), a health services IT company focused on digitalizing the retail pharmacy experience by optimizing drug procurement, the prescription journey and patient engagement in the U.S., today announced its financial results for the year ended December 31, 2022.

2022 and Subsequent Operational Highlights

TRxADE continued to expand the TRxADE drug procurement marketplace nationwide, adding 1,212 new registered members during fiscal 2022, bringing the total registered members to approximately 14,400+ at December 31, 2022.

Management Commentary

Mr. Ajjarapu commented, “2022 was an exciting and challenging time for TRxADE. We continue to focus the Company’s strategic plans and partnerships, working towards creating sustainable value for our stockholders. I am pleased with the growth we have experienced in our TRxADE platform. We continue to achieve key milestones in our internal roadmap with a focus on innovation and development through our various complementary growth opportunities.”

2022 Annual Financial Summary

Consolidated revenues for the fiscal year of 2022 compared to the fiscal year of 2021 increased 16% to $11.4 million, compared to $9.9 million, respectively. The increase in consolidated revenue was driven by improved revenue attributed to our TRxADE Platform and Trxade Prime subsidiaries. The revenues generated by the TRxADE Platform in the fiscal year 2022 compared to 2021 increased 10% and Trxade Prime year over year revenue improved 46% in 2022 compared to 2021. The subsidiary company Community Specialty Pharmacy experienced a 29% decrease in revenue for the fiscal year 2022 compared to 2021.

Gross profit analysis of comparable fiscal periods of 2022 and 2021 reflect an increase in gross profits of $0.7 million for the fiscal year of 2022 compared to 2021. As a percent of revenue, consolidated gross profit remained consistent at 48% for the comparable annual periods of 2022 and 2021.

Operating expenses for the fiscal year of 2022 were $9.9 million, compared to $10 million in the fiscal year 2021.

Net loss for the year ended December 31, 2022, was ($3.9) million, or ($0.41) per basic and diluted share outstanding, compared to a net loss of ($5.3) million, or ($0.65) per basic and diluted share outstanding for same period in 2021.

Adjusted EBITDA, a non-GAAP financial measure, was ($0.09) million for the fiscal year 2022, compared to ($3.1) million for the fiscal year 2021. See “Use of Non-GAAP Financial Information” below, and the reconciliation of Adjusted EBITDA to GAAP set forth at the end of this release.

Additional metrics related to our key performance are as follows:

For the twelve-month period ended December 31, 2022, the TRxADE Platform increased its registered users by 8%. Total registered users increased to approximately 14,400+ from 13,100+, as of December 31, 2022, and 2021, respectively. For the same comparable periods the TRxADE Platform revenues increased 10% from $4.9 million for the year ended 2021 to $5.4 million for the year ended 2022. Sales volume on the TRxADE Platform also increased year over year by 17% for the comparable fiscal years.

For the twelve-month period ended December 31, 2022, compared to the same period in 2021, Integra Pharma Solutions, LLC (“TRxADE Prime”) revenue improved 46% from $3.2 million to $4.8 million.

TRxADE Prime also saw improvements in gross margin. For the fiscal year 2022 gross margin was a positive 1% compared to a negative (12%) for the fiscal year 2021.

The Company is committed to continued efforts designed to build a strong foundation for Trxade Prime and further growth.

Conference Call and Webcast

Management will host a conference call on Monday, March 27, 2023, at 5:30 p.m. Eastern time to discuss TRxADE’s 2022 financial results. The call will conclude with Q&A from participants. To participate, please use the following information:

2022 Conference Call and Webcast

Date: Monday, March 27, 2023

Time: 5:30 p.m. Eastern time

U.S. Dial-in: 1-877-425-9470

International Dial-in: 1-201-389-0878

Webcast: https://callme.viavid.com/viavid/?callme=true&passcode=13711397&h=true&info=company&r=true&B=6

Please dial in at least 10 minutes before the start of the call to ensure timely participation.

A playback of the call will be available through April 27, 2023. To listen, call 1-844-512-2921 within the United States or 1-412-317-6671 when calling internationally and enter replay pin number 13737052. A webcast will also be available for 30 days on the IR section of the Trxade Group website or by clicking the webcast link above.

About TRxADE HEALTH, INC.

TRxADE HEALTH (NASDAQ: MEDS) is a health services IT company focused on digitalizing the retail pharmacy experience by optimizing drug procurement, the prescription journey and patient engagement in the U.S. The Company operates the TRxADE drug procurement marketplace serving approximately 14,400+ members nationwide, fostering price transparency and under the Bonum Health brand, offering patient centric telehealth services. For more information on TRxADE HEALTH, please visit the Company’s IR website at investors.trxadegroup.com.

Use of Non-GAAP Financial Information

In addition to our results calculated under generally accepted accounting principles in the United States (“GAAP”), in this earnings release we also present EBITDA and Adjusted EBITDA which are “non-GAAP financial measures” presented as supplemental measures of the Company’s performance. They are not presented in accordance with GAAP. EBITDA represents net income (loss) attributable to TRxADE before interest, taxes, depreciation and amortization. Adjusted EBITDA is defined as EBITDA before stock-based compensation expense, bad debt recovery, bad debt write-off, gain (loss) on disposal of asset, litigation expenses, loss (gain) on inventory investment, loss (gain) on impairment of intangible asset and change in fair value of warrant liability. EBITDA and Adjusted EBITDA are presented because we believe they provide additional useful information to investors due to the various noncash items during the period. EBITDA and Adjusted EBITDA are also frequently used by analysts, investors and other interested parties to evaluate companies in our industry. We believe these non-GAAP financial measures are useful to investors both because (1) they allow for greater transparency with respect to key metrics used by management in its financial and operational decision-making and (2) they are used by our institutional investors and the analyst community to help them analyze the health of our business. EBITDA and Adjusted EBITDA have limitations as analytical tools, and you should not consider them in isolation or as a substitute for analysis of our operating results as reported under GAAP. Some of these limitations are EBITDA and Adjusted EBITDA do not reflect cash expenditures, future requirements for capital expenditures, or contractual commitments; EBITDA and Adjusted EBITDA do not reflect changes in, or cash requirements for, working capital needs; and EBITDA and Adjusted EBITDA do not reflect the significant interest expense, or the cash requirements necessary to service interest or principal payments, on debt or cash income tax payments. Although depreciation and amortization are noncash charges, the assets being depreciated and amortized will often have to be replaced in the future, and EBITDA and Adjusted EBITDA do not reflect any cash requirements for such replacements. Additionally, other companies may calculate EBITDA and Adjusted EBITDA differently than TRxADE does, limiting its usefulness as a comparative measure. EBITDA and Adjusted EBITDA are not recognized in accordance with GAAP, are unaudited, and have limitations as analytical tools, and you should not consider them in isolation, or as substitutes for analysis of the Company’s results as reported under GAAP. The Company’s presentation of these measures should not be construed as an inference that future results will be unaffected by unusual or nonrecurring items. We compensate for these limitations by providing a reconciliation of each of these non-GAAP measures to the most directly comparable GAAP measure. We encourage investors and others to review our business, results of operations, and financial information in their entirety, not to rely on any single financial measure, and to view these non-GAAP measures in conjunction with the most directly comparable GAAP financial measure. For more information on these non-GAAP financial measures, please see the section titled “Reconciliation of Net Income (Loss) attributable to TRxADE HEALTH, INC., to Earnings before Interest, Taxes, Depreciation and Amortization (EBITDA) and Adjusted EBITDA”, included at the end of this release.

Forward-Looking Statements

This press release contains certain statements that may be deemed to be “forward-looking statements” within the federal securities laws, including the safe harbor provisions under the Private Securities Litigation Reform Act of 1995. Statements that are not historical are forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act. Forward-looking statements relate to future events or our future performance or future financial condition. These forward-looking statements are not historical facts, but rather are based on current expectations, estimates and projections about our company, our industry, our beliefs and our assumptions. Such forward-looking statements include, but are not limited to, statements regarding our or our management team’s expectations, hopes, beliefs, intentions or strategies regarding the future. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. In some cases, you can identify forward-looking statements by the following words: “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “ongoing,” “plan,” “potential,” “predict,” “project,” “should,” or the negative of these terms or other similar expressions, but the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements are subject to a number of risks and uncertainties (some of which are beyond our control) that may cause actual results or performance to be materially different from those expressed or implied by such forward-looking statements. Accordingly, readers should not place undue reliance on any forward-looking statements. These risks include risks relating to agreements with third parties; our ability to raise funding in the future, as needed, and the terms of such funding, including potential dilution caused thereby; our ability to continue as a going concern; security interests under certain of our credit arrangements; the fact that we are exploring strategic alternatives for our Bonum Health, Inc. subsidiary; our ability to maintain the listing of our common stock on the Nasdaq Capital Market, including our current non-compliance with the continued listing standards of the Nasdaq Capital Market; risks associated with our operations not being profitable; the commercial viability of new business lines, applications, products and technologies, and the costs of such items; the Company’s stock repurchase program; the adoption of the Company’s product offerings; claims relating to alleged violations of intellectual property rights of others; our ability to monetize our technological solutions; technical problems with our websites, apps and products; risks relating to implementing our acquisition strategies; challenges to the pharmaceutical supply chain posed by the COVID-19 pandemic or similar events and related matters; our ability to manage our growth; negative effects on our operations associated with the opioid pain medication health crisis; regulatory and licensing requirement risks; risks related to changes in the U.S. healthcare environment; the status of our information systems, facilities and distribution networks; risks associated with the operations of our more established competitors; regulatory changes; existing and new competitors which may have more resources than we do; increases in direct to consumer sales of drugs; healthcare fraud; COVID-19, governmental responses thereto, economic downturns and increased inflation and possible recessions caused thereby; changes in laws or regulations relating to our operations; privacy laws; system errors; dependence on current management; our growth strategy; dilution which may be caused by future offerings; increased inflation and interest rates, including the increased costs of raising funding as a result thereof; and supply chain issues caused by among other things, recessions and global conflicts. Additional information about these and other factors that could cause the Company’s results to differ materially from these forward-looking statements can be found in the Company’s filings with the Securities and Exchange Commission, including our Annual Report on Form 10-K for the year ended December 31, 2022, which are available at www.sec.gov and in the “NASDAQ:MEDS” — “SEC Filings” section of the Company’s website at https://www.investors.trxadehealth.com. Forward-looking statements speak only as of the date they are made. The Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise that occur after that date, except as otherwise provided by law.

Investor Relations:

IR@trxade.com

Investors.trxadegroup.com

TRxADE HEALTH, INC.

Consolidated Balance Sheets

	December 31,	December 31,
	2022	2021
Assets
Current Assets
Cash	$1,133,633	$3,122,578
Accounts receivable, net	728,964	978,973
Inventory	119,582	56,279
Prepaid assets	110,944	216,414
Total Current Assets	2,093,123	4,374,244

Property plant and equipment, net	65,214	98,751
Intangible assets and capitalized software, net	450,845	-
Deposits	49,029	60,136
Operating lease right-of-use assets	1,051,815	1,233,033
Total Assets	$3,710,026	$5,766,164

Liabilities and Shareholders’ Equity
Current Liabilities
Accounts payable	729,153	477,028
Accrued liabilities	290,013	270,437
Other current liabilities	67,517	-
Contingent funding liabilities	108,036	-
Current portion lease liabilities	196,872	178,561
Warrant liability	588,533	-
Notes payable— related party	166,667	-
Total Current liabilities	2,146,791	926,026

Long Term Liabilities
Other long-term liabilities — leases	887,035	1,069,965
Notes payable- related party	333,333	-

Total Liabilities	3,367,159	1,995,991

Stockholders’ Equity

Series A preferred stock, $0.00001 par value; 10,000,000 shares authorized; none issued and outstanding, as of December 31, 2022 and December 31, 2021.	-	-
Common stock, $0.00001 par value; 100,000,000 shares authorized; 9,393,708, and 8,166,457 shares issued and outstanding, as of December 31, 2022 and December 31, 2021, respectively	99	82
Additional paid-in capital, net of stock issuance costs	20,482,573	20,017,528
Retained deficit	(19,719,536)	(16,247,437)
Total	763,136	3,770,173
Non-controlling interest in subsidiary	(420,269)	-
Total stockholders’ equity	342,867	3,770,173

Total Liabilities and Stockholders’ Equity	$3,710,026	$5,766,164

TRxADE HEALTH, INC.

Consolidated Statements of Operations

	Years Ended December 31,
	2022	2021

Revenues	$11,448,265	$9,889,433
Cost of Sales	5,997,049	5,143,468
Gross Profit	5,451,216	4,745,965

Operating Expenses:
Impairment of intangible asset	792,500	-
Loss on inventory investment	875,250	1,226,426
Loss on write-down of Inventory	-	376,348
Wage and salary expense	3,941,475	3,846,522
Professional fees	519,642	1,094,917
Accounting and legal expense	830,355	697,825
Technology expense	1,160,856	899,705
General and administrative	1,755,433	1,896,515
Total operating expenses	9,875,511	10,038,258
Operating Loss	(4,424,295)	(5,292,293)

Nonoperating income (expense)
Change in fair value of warrant liability	825,544	-
Interest income	20,989	-
Gain on disposal of asset	4,100	-
Interest expense	(336,206)	(23,590)
Total nonoperating expense	514,427	(23,590)
Net Loss	$(3,909,868)	$(5,315,883)

Net loss attributable to TRxADE Health, Inc.	(3,472,099)	(5,315,883)
Net loss attributable to non-controlling interests	(437,769)	-

Net loss per common share — basic and diluted	$(0.41)	$(0.65)

Weighted average common shares outstanding - basic and diluted	8,472,946	8,136,740

TRxADE HEALTH, INC.

Consolidated Statements of Cash Flows

	Years Ended December 31,
	2022	2021
Cash flows from operating activities:
Net loss	$(3,909,868)	$(5,315,883)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation expense	14,637	7,351
Options expense	79,163	187,273
Common stock issued for services	254,121	181,163
Bad debt expense	(246,683)	615,657
Warrant Expense	-	21,640
Loss on write-off of intangible asset	792,500	-
Loss on write-down of Inventory	875,250	376,348
Loss on inventory investments	-	143,891
Gain on sale of asset	(4,100)	-
Amortization of right of use assets	181,218	131,558

Changes in operating assets and liabilities:
Deferred offering costs	-	-
Accounts receivable, net	496,692	(789,587)
Prepaid assets and deposits	336,928	(103,666)
Inventory	(63,303)	825,127
Other receivables	(875,250)	1,087,675
Lease liability	(164,618)	(131,153)
Accounts payable	252,125	220,199
Accrued liabilities	(200,776)	(13,819)
Current liabilities	67,517	-
Warrant liability	588,533	-
Customer Deposits	-	(10,000)
Net cash used in operating activities	(1,525,929)	(2,566,226)

Cash flows from investing activities:
Purchase of fixed assets	-	(22,596)
Sale of fixed assets	23,000	-
Investment in capitalized software	(450,845)	-
Net cash used in investing activities	(427,845)	(22,596)

Cash flows from financing activities:
Repayments of Promissory Notes - Related Parties	-	(225,000)
Repayment of contingent liability	(716,964)	-
Distributions to non-controlling interest	(275,000)	-
Proceeds from sale of future revenue	825,000	-
Proceeds from exercise of stock options	-	1,821
Proceeds from exercise of warrants	875	15,001
Proceeds from issuance of common stock, net offering costs	130,903	-
Valuation of warrant	-	-
Net cash provided by financing activities	(35,171)	(208,178)

Net decrease in cash	(1,988,948)	(2,797,000)
Cash at beginning of the year	3,122,578	5,919,578
Cash at end of the period	$1,133,633	$3,122,578

Supplemental disclosure of cash flow information
Cash paid for interest	$336,206	$28,337
Cash paid for income taxes	$-	$-
Non-Cash Transactions
Insurance premium financed	$220,354	$-
Note issued as SOSRx contribution	$500,000	$-
Intangible asset contribution from non-controlling interest	$792,500	$-

Reconciliation of Net Income (Loss) attributable to TRxADE HEALTH, Inc.,

to Earnings before Interest, Taxes, Depreciation and Amortization (EBITDA) and

Adjusted EBITDA*

	Years Ended December 31,
	2022	2021
Net loss attributable to TRxADE Health, Inc.	$(3,472,095)	$(5,315,883)
Add (deduct):
Interest, net	315,217	23,590
Depreciation and amortization	15,113	7,351
EBITDA *	(3,141,765)	(5,284,942)
Add (deduct):
Bad debt recovery	247,861	-
Change in fair value of warrant liability	825,544	-
Impairment of intangible asset	792,500	-
Bad debt write off	(247,867)	630,000
Loss on inventory investment	875,250	1,225,141
Gain on disposal of asset	(4,100)	-
Litigation expenses	225,000	-
Stock-based compensation	333,269	368,436
Adjusted EBITDA *	$(94,307)	$(3,061,365)

* EBITDA and Adjusted EBITDA are non-GAAP financial measures. These measurements are not recognized in accordance with GAAP and should not be viewed as an alternative to GAAP measures of performance. See also “Use of Non-GAAP Financial Information”, above.